Calculation of Filing Fee Tables
S-8
GEORGIA BANKING CO INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share available for future issuance under the Georgia Banking Company, Inc. Amended and Restated 2021 Stock Incentive Plan	Other	476,323	$ 30.00	$ 14,289,690.00	0.000087	$ 1,243.20
2	Equity	Common Stock, par value $0.01 per share issuable upon the exercise or settlement of options outstanding under the Georgia Banking Company, Inc. Amended and Restated 2021 Stock Incentive Plan	Other	87,246	$ 21.62	$ 1,886,258.52	0.000087	$ 164.10
3	Equity	Common Stock, par value $0.01 per share issuable upon the exercise or settlement of restricted stock units under the Georgia Banking Company, Inc. Amended and Restated 2021 Stock Incentive Plan	Other	147,359	$ 30.00	$ 4,420,770.00	0.000087	$ 384.61
4	Equity	Common Stock, par value $0.01 per share issuable upon the exercise or settlement of common stock under the Georgia Banking Company, Inc. Amended and Restated 2021 Stock Incentive Plan resulting from deferrals of compensation	Other	176,777	$ 30.00	$ 5,303,310.00	0.000087	$ 461.39
5	Equity	Common Stock, par value $0.01 per share issuable upon the exercise or settlement of option awards outstanding under the Georgia Banking Company, Inc. 2017 Long-Term Incentive Plan	Other	59,217	$ 14.09	$ 834,367.53	0.000087	$ 72.59
6	Equity	Common Stock, par value $0.01 per share issuable upon the exercise or settlement of awards outstanding under the Amendment to the Standalone Nonqualified Stock Option Awards, dated March 1, 2025	Other	59,070	$ 6.07	$ 358,554.90	0.000087	$ 31.19
Total Offering Amounts:						$ 27,092,950.95		$ 2,357.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,357.08
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the adjustment and anti-dilution provisions of the Georgia Banking Company, Inc. Amended and Restated 2021 Stock Incentive Plan (the "2021 Plan"), the Georgia Banking Company, Inc. 2017 Long-Term Incentive Plan (the "2017 Plan") and the Amendment to the Standalone Nonqualified Stock Option Awards, dated March 1, 2025 that meets the definition and requirements of "employee benefit plan" of Rule 405 promulgated under the Securities Act (the "Standalone Awards") in the event of a stock dividend, stock split, recapitalization or other similar transaction. (b) Represents shares of Common Stock reserved and available for future awards under the 2021 Plan. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based on the most recently available price of $30.00 per share as set forth in the prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act on October 2, 2026 relating to the Registrant's Registration Statement on Form S-1 (File No. 333-299281). Because the Registrant's Common Stock has only recently been listed (Form 8-A filed October 21, 2026, File No. 001-43516), the trading history is too limited to establish a price based on the high and low prices, or the average of the bid and asked prices, of the Common Stock.

[2]	(a) See Note 1(a). (b) Represents shares of Common Stock issuable upon the exercise of option awards outstanding under the 2021 Plan. Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share for shares subject to outstanding stock options is the weighted average exercise price of such options.

[3]	(a) See Note 1(a). (b) Represents shares of Common Stock issuable upon the settlement of restricted stock unit awards outstanding under the 2021 Plan. Pursuant to Rules 457(c) and 457(h), the proposed maximum offering price per share for shares subject to outstanding full value awards, which have no exercise price, is based on the most recently available price of $30.00 per share as set forth in the prospectus filed pursuant to Rule 424(b) on October 2, 2026.

[4]	(a) See Note 1(a). (b) Represents shares of Common Stock issuable upon the settlement of common stock outstanding under the 2021 Plan as a result of officer and members of Georgia Banking Company, Inc.'s board deferral of base and bonus compensation under the non-qualified deferred compensation plan, as detailed in the Registrant's Registration Statement on Form S-1 (File No. 333-299281) in the "Executive and Director Compensation" section. Pursuant to Rules 457(c) and 457(h), the proposed maximum offering price per share for shares subject to outstanding full value awards, which have no exercise price, is based on the most recently available price of $30.00 per share as set forth in the prospectus filed pursuant to Rule 424(b) on October 2, 2026.

[5]	(a) See Note 1(a). (b) Represents shares of Common Stock issuable upon the exercise or settlement of awards outstanding under the 2017 Plan. Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share for shares subject to outstanding stock options is the weighted average exercise price of such options. No new awards will be granted under the 2017 Plan; the 2017 Plan is included solely with respect to shares underlying awards that remain outstanding thereunder.

[6]	(a) See Note 1(a). (b) Represents shares of Common Stock issuable upon the exercise or settlement of awards outstanding under the Standalone Awards. Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share for shares subject to outstanding stock options is the weighted average exercise price of such options. The Standalone Awards constitute an "employee benefit plan" within the meaning of Rule 405 under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources